Exhibit  5.1

ELLENOFF GROSSMAN & SCHOLE LLP
1345 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10105
TELEPHONE: (212) 370-1300
FACSIMILE: (212) 370-7889
www.egsllp.com

May 11, 2015

Boston Therapeutics, Inc.
1750 Elm Street, Suite 103
Manchester, New Hampshire 03104

Re:           Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Boston Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement (File No. 333-198198) (collectively with all amendments, including post-effective amendments, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the registration of the sale by the Company of (i) up to 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 12,500,000 shares of Common Stock (the “Warrant Shares”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. Shares.  When the Registration Statement becomes effective under the Act, when the terms of the securities purchase agreements under which the Shares are to be issued (collectively, the “Purchase Agreement”) are duly established and the Purchase Agreement is duly executed and delivered, and when the offering is completed as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

2. Warrants.  When the Registration Statement becomes effective under the Act, when the terms of the Purchase Agreement are duly established and the Purchase Agreement is duly executed and delivered, when the terms of the Warrants and of their issuance and sale are duly established in conformity with the Purchase Agreement and when such Warrants are duly executed and authenticated in accordance with the Purchase Agreement and issued, delivered and paid for, as contemplated by the Registration Statement, such Warrants will be validly issued, fully paid and non-assessable and will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. Warrant Shares.  When the Registration Statement becomes effective under the Act and when the Warrant Shares have been issued and delivered in accordance with the Warrants and the Securities Purchase Agreement, as contemplated by the Registration Statement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP